EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Performance Food Group Company:
We consent to incorporation by reference in the registration statements (Nos. 33-72400, 333-12223, 333-78229, 333-60528, 333-102154, 333-102155, 333-105082 and 333-117355) on Form S-8, the registration statements (Nos. 333-24679, 333-61612 and 333-68877) on Form S-4 and the registration statements (Nos. 333-48462 and 333-63610) on Form S-3 of Performance Food Group Company of our reports dated February 26, 2008, with respect to the consolidated balance sheets of Performance Food Group Company and subsidiaries (the Company) as of December 29, 2007 and December 30, 2006, and the related consolidated statements of earnings, shareholders’ equity and cash flows for each of the fiscal years in the three-year period ended December 29, 2007, the related financial statement schedule and the effectiveness of internal control over financial reporting as of December 29, 2007, which reports appear in the December 29, 2007, annual report on Form 10-K of Performance Food Group Company.
As discussed in Notes 2 and 13 to the consolidated financial statements, effective December 31, 2006, the Company adopted Financial Accounting Standards Board’s Interpretation No. 48 “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” and effective January 1, 2006 the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R) “Share-Based Payment.”

/s/ KPMG LLP

Richmond, Virginia
February 26, 2008